UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2024, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors as purchasers (the “Investors”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, for approximately $30 million (collectively, the “Purchase Price”), of which approximately $22.5 million will be paid in cash and approximately $7.5 million will be converted from a previous loan to the Company, certain secured promissory notes (the “Secured Notes”), warrants (the “Warrants”) and incremental warrants (the “Incremental Warrants”, together with the Secured Notes, the Warrants, the “Financing Documents”) in two closings. The initial closing is expected to occur on or around September 11, 2024, subject to the satisfaction of certain closing conditions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Secured Notes.

Secured Notes

Maturity Date; Interest.

Pursuant to the Secured Notes, interest shall commence accruing on the date thereof at the interest rate of 10% per annum (the “Interest Rate”) and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable on a Conversion Date with respect to the Conversion Amount being converted on such Conversion Date, with any remaining accrued and unpaid Interest payable on the fifth anniversary of the issuance date thereof (the “Maturity Date”) (each, an “Interest Date”).

Interest shall be payable on each Interest Date, to the noteholders on the applicable Interest Date, in shares of Common Stock of the Company, par value $0.0001 per share (“Common Stock”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to the noteholders, pay Interest on any Interest Date in cash or in a combination of cash and shares. Prior to the payment of Interest on an Interest Date, interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date, or upon any redemption, unless in the event of an event of default, in which case the interest rate of the Secured Notes shall automatically be increased to 18% per annum (“Interest Adjustments”). In the event such default has been cured, such Interest Adjustments shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at such increased rate during the continuance of that certain default shall continue to apply to the extent relating to the days after the occurrence of such default through and including the date of such cure of such default.

The Maturity Date may be extended by the noteholders under circumstances specified therein. On the Maturity Date, the Company shall pay to the noteholder an amount in cash representing all outstanding principal, accrued and unpaid interest on such principal and interest and accrued and unpaid Late Charges. Other than as specifically permitted by the Secured Note, the Company may not prepay any portion of the outstanding principal and accrued, unpaid interest or accrued and unpaid Late Charges on principal and interest, if any.

Conversion

Conversion at Option of Holder

Each holder of Secured Notes may convert all, or any part, of the outstanding principal of the Secured Notes, at any time at such holder’s option, into shares of Common Stock, at a conversion price per share of $5.24 (the “Conversion Price”), subject to adjustment under certain circumstances described in the Secured Notes.

Alternate Conversion

Each holder may alternatively elect to convert the Secured Notes, at any time at such holder’s option, into shares of our Common Stock at the “Alternate Conversion Price” equal to the lesser of:

●	the Conversion Price then in effect; and

●	the greater of:

o	the floor price of 1.048; and

o	the volume weighted average price of our common stock during the five Trading Days ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Limitations on Conversion

Beneficial Ownership Limitation. A holder shall not have the right to convert any portion of a Secured Note to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

Exchange Cap Limitation. Unless we obtain the approval of our stockholders in accordance with the rules and regulations of the Nasdaq Capital Market, a maximum of 3,260,603 shares of our common stock (19.99% of the outstanding shares of our common stock on September 5, 2024) shall be issuable upon conversion or otherwise pursuant to the terms of the Secured Notes.

Redemption Rights

Company Optional Redemption. The Company has the option to redeem the Secured Notes at a 10% redemption premium to the greater of (i) the shares of our Common Stock then outstanding under the Secured Notes and (ii) the equity value of our Common Stock underlying the Notes. The equity value of our Common Stock underlying the Notes is calculated using the greatest closing sale price of our Common Stock during the period commencing on the date immediately preceding notice of such redemption and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Secured Notes at 25% premium unless the holder waives such right to receive such payment.

Casualty Event Redemption. Upon receipt of certain casualty proceeds, each holder of Secured Notes may require us to redeem in cash with the net proceeds therefrom, the lesser of (x) a 10% redemption premium (or 25% if an event of default has then occurred and is continuing) to the shares of our Common Stock then outstanding under the Secured Notes and (y) all of the proceeds of such casualty event.

Asset Sale Redemption. Upon the occurrence of certain asset sales, each holder of Secured Notes may require us to redeem in cash with the net proceeds therefrom, the lesser of (x) a 10% redemption premium (or 25% if an event of default has then occurred and is continuing) to the shares of our Common Stock then outstanding under the Secured Notes and (y) all of the proceeds of such asset sale.

Extraordinary Receipt Redemption. Upon the receipt of an Extraordinary Receipt, each holder of Secured Notes may require us to redeem in cash with the net proceeds therefrom, the lesser of (x) a 10% redemption premium (or 25% if an event of default has then occurred and is continuing) to the shares of our Common Stock then outstanding under the Secured Notes and (y) all of the net cash proceeds of such Extraordinary Receipt.

Ranking; Security Interest.

The Secured Notes will be junior secured obligations of the Company and will be secured by a security interest in substantially all of the assets of the Company, pursuant to a security agreement. In addition, certain subsidiaries of the Company (each, a “Subsidiary Grantor”) in the Purchase Agreement secured the Company’s obligations under the Financing Documents by granting a perfected lien upon substantially all of the personal property of each Subsidiary Grantor, for the benefit of the Investors. The Company is utilizing the proceeds of this offering for general corporate purposes and working capital.

Registration Rights.

The Company has agreed to file a registration statement providing for the resale by the Investors of all shares issuable pursuant to the Financing Documents with the Securities and Exchange Commission, or SEC, within forty-five (45) calendar days of the date of the Purchase Agreement or as soon as practicable thereafter, seek effectiveness within 90 days following the date of the Purchase Agreement, and keep such registration statement effective at all times until no Investors owns any Warrants or shares of Common Stock issuable upon exercise thereof.

Warrants.

The Warrants are exercisable immediately on the date thereof with a term of five (5) years to purchase an aggregate of 5,725,191 shares of Common Stock at an exercise price of $6.29, subject to adjustment under certain circumstances described in the Warrants.

The Incremental Warrants are exercisable immediately on the date thereof with a term of one (1) year to purchase the Secured Notes at an exercise price of equal to the principal amount of the Secured Notes issued to such Purchaser, subject to adjustment under certain circumstances described in the Incremental Warrants.

The Company has agreed to issue certain placement agent warrants (“PA Warrants”) to Univest Securities LLC, the sole placement agent of this transaction. The PA Warrants are exercisable immediately on the date thereof with a term of five (5) years to purchase an aggregate of 214,695 shares of Common Stock at an exercise price of $6.29, subject to adjustment under certain circumstances described in the PA Warrants.

Limitations on Exercise. A holder of the Warrants and PA Warrants shall not have the right to exercise any portion of these warrants to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99%, or the “Maximum Percentage”, of shares of our common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to us.

The issuance of the Secured Notes and Warrants is being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company has agreed to file a registration statement registering the resale by the Investors of the maximum number of shares issuable upon conversion of the Secured Notes and exercise of the Warrants.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this report to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Secured Notes issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Secured Notes, Warrants, Incremental Warrants and PA Warrants issued by the Company described in Item 1.01 is incorporated herein.

Item 7.01 Regulation FD Disclosure

On September 5, 2024, the Company issued two press releases with respect to the offering set forth in Item 1.01 above, and the matter set forth in Item 8.01 below, respectively . A copy of each press release is furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively and incorporated herein by reference.

The information in this Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On September 4, 2024, the Company received a letter from the Office of the General Counsel of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the Nasdaq Capital Market’s minimum bid price requirement and periodic filing requirement (the “Periodic Filing Rule”) as required by the Hearing Panel’s (the “Panel”) decision dated June 26, 2024, as amended.

The Company will be subject to a mandatory panel monitor for a period of one (1) year from September 4, 2024. If within that one-year monitoring period, the Nasdaq Listing Qualifications staff (the “Staff”) finds the Company again out of compliance with the Periodic Filing Rule that was the subject of the exception, the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to the Nasdaq Listing Rules 5810(c)(3). The Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company’s securities may be at that time delisted from the Nasdaq.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant

4.2	Form of Incremental Warrant

4.3	Form of Placement Agent Warrant

4.4	Form of Secured Convertible Note

10.1	Securities Purchase Agreement, dated September 5, 2024, by and among Faraday Future Intelligent Electric Inc. and the parties thereto.

10.2	Form of Security Agreement

10.3	Subordination and Intercreditor Agreement, dated September 5, 2024, by and among Faraday Future Intelligent Electric Inc. and the parties thereto.

99.1	Press release dated September 5, 2024, to announce that the Company has secured the new financial commitment.

99.2	Press release dated September 5, 2024, to announce that the Company has regained Nasdaq compliance.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 6, 2024	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer